Exhibit 23.2

Consent of Independent Public Accountants







To the Board of Directors
   IVI Communications, Inc.
   Los Angeles, California



We hereby consent to your incorporation in this Amended Form S-8 Registration Statement of our report dated May 8, 2003 for the two years ended March 31, 2003 included in their Form 10-KSB.



/s/  John C. Malone
---------------------------------



Malone & Bailey, PLLC
                             www.malone-bailey.com
Houston, Texas


October 27, 2004